JOHN HANCOCK DECLARATION TRUST

                     John Hancock V.A. Large Cap Value Fund


                      Change of Name of a Series of Shares


         The undersigned, being a majority of the Trustees of John Hancock Declaration Trust, a Massachusetts business trust (the "Trust"), hereby amend the Trust's Declaration of Trust dated November 10, 1995, as amended from time to time, to the extent necessary to reflect the change of the name of John Hancock V.A. Large Cap Value Fund to John Hancock V.A. Relative Value Fund.

         The Declaration of Trust is hereby amended to the extent necessary to reflect the change of name of a series of shares, effective May 1, 2000.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 7th day of March, 2000.


/s/Dennis S. Aronowitz
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Dennis S. Aronowitz                        Gail D. Fosler

/s/Stephen L. Brown
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Stephen L. Brown                           William F. Glavin

/s/Richard P. Chapman, Jr.                 /s/Anne C. Hodsdon
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Richard P. Chapman, Jr.                    Anne C. Hodsdon

/s/William J. Cosgrove                     /s/John A. Moore
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William J. Cosgrove                        John A. Moore

/s/Leland O. Erdahl                        /s/Patti McGill Peterson
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Leland O. Erdahl                           Patti McGill Peterson

/s/Richard A. Farrell                      /s/John W. Pratt
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Richard A. Farrell                         John W. Pratt

/s/Maureen R. Ford
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Maureen R. Ford                            Richard S. Scipione

         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.




STATE OF FLORIDA        )
                        )ss
COUNTY OF Palm Beach    )



         Then personally appeared the above-named Dennis S. Aronowitz, Stephen
L. Brown, Richard P. Chapman, Jr., William J. Cosgrove, Leland O. Erdahl, Richard A. Farrell, Maureen R. Ford, Anne C. Hodsdon, John A. Moore, Patti McGill Peterson, and John W. Pratt, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 7th day of March, 2000.


                                             /s/Connie McCarron
                                             ------------------
                                             Notary Public

                                             My Commission Expires: 11/1/2000